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                                POWER OF ATTORNEY

The undersigned on his or her own behalf and on behalf of his or her estate, heirs and assigns hereby constitutes and appoints Susan S. Newton, Christopher
R. Bohane, Timothy M. Fagan, Susan A. Pereira and Brian E. Langenfeld and each of them singly as true and lawful attorneys with full power to them and each of them, to execute, on behalf of the undersigned, in the capacity listed below, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of reportable securities issued by MFS California Municipal Fund, MFS Charter Income Trust, MFS Government Markets Income Trust, MFS High Income Municipal Trust, MFS High Yield Municipal Trust, MFS InterMarket Income Trust I, MFS Intermediate High Income Fund, MFS Intermediate Income Trust, MFS Investment Grade Municipal Trust, MFS Multimarket Income Trust, MFS Municipal Income Trust and MFS Special Value Trust including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5, and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned (or his or her estate, heirs and assigns) might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has set his or her hand on this ________ day of ________________, 2011.


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JOSHUA P. MARSTON